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EXHIBIT 10.35

AMENDMENT NO. 1 TO COLLABORATION AGREEMENT
BETWEEN TULARIK INC. AND JAPAN TOBACCO INC.

    THIS AMENDMENT NO. 1 (this "Amendment") to the Collaboration Agreement dated as of June 1, 2000 (the "Agreement") by and between Japan Tobacco, a Japanese corporation, having offices at JT Building, 2-1 Toranomon, 2-chome, Minato-ku, Tokyo 105, Japan ("JT"), and Tularik Inc., a Delaware corporation having offices at Two Corporate Drive, South San Francisco, California 94080 ("Tularik"), is entered into as of January 1, 2001. JT and Tularik may be referred to herein as a "Party" or, collectively, as "Parties".

    WHEREAS, the Parties previously entered into the Agreement, which provided for a collaborative program between JT and Tularik to research, discover, develop, manufacture and market products that agonize or antagonize various Program Targets for the treatment of disease in humans;

    WHEREAS, Tularik has established the Subsidiary to conduct a portion of such collaborative program

    WHEREAS, the Parties desire to modify the Agreement to provide for the purchase of certain technology;

    WHEREAS, in order to accomplish the foregoing, the Parties have agreed to amend the Agreement in part;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Tularik and JT hereby agree as follows:

    1.  Section 6.1 of the Agreement is hereby amended by inserting the following as Section 6.1(f):

The Parties agree that it is in the best interests of the Research Program for the Subsidiary to purchase approximately 104 kits containing 5,200 plates utilizing the Quantigene™ bDNA Signal Amplification Assay technology (the "Kits") manufactured by Bayer AG. Tularik and JT shall share equally the costs of the Kits, which costs are presently contemplated to equal approximately Five Hundred Thousand US Dollars (US$500,000.00) plus applicable taxes. Such Kits will be utilized for the screening of the Current Program Targets.

    2.  Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

    3.  Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

    4.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed, or caused their duly authorized officer or representative to execute, this Amendment as of January 1, 2001.

TULARIK INC.
By:	/s/ DAVID V. GOEDDEL
Name: David V. Goeddel, Ph.D. Title: Chief Executive Officer
JAPAN TOBACCO INC.
By:	/s/ NORIAKI OKUBO
Name: Noriaki Okubo Title: Vice President, Business Development Pharmaceutical Division

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  EXHIBIT 10.35
AMENDMENT NO. 1 TO COLLABORATION AGREEMENT BETWEEN TULARIK INC. AND JAPAN TOBACCO INC.